                                                         EXHIBIT 25.1

         ------------------------------------------------------------

                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                      ------------------------------

                               FORM T-1

                         STATEMENT OF ELIGIBILITY
                UNDER THE TRUST INDENTURE ACT OF 1939 OF
               A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                  ----------------------------------------
             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
             A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________

                  ----------------------------------------

                        THE CHASE MANHATTAN BANK
             (Exact name of trustee as specified in its charter)


         NEW YORK                                             13-4994650
         (State of incorporation                        (I.R.S. employer
         if not a national bank)                     identification No.)

         270 PARK AVENUE
         NEW YORK, NEW YORK                                        10017
         (Address of principal executive offices)             (Zip Code)

                             William H. McDavid
                              General Counsel
                              270 Park Avenue
                          New York, New York 10017
                             Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)

                  ----------------------------------------

                        TOYOTA MOTOR CREDIT CORPORATION
              (Exact name of obligor as specified in its charter)

         CALIFORNIA                                            95-375816
         (State or other jurisdiction of                (I.R.S. employer
         incorporation or organization)              identification No.)


         19001 SOUTH WESTERN AVENUE,
         TORRANCE, CALIFORNIA                                      90509
         (Address of principal executive offices)             (Zip Code)

         ------------------------------------------------------------
                                DEBT SECURITIES
                      (Title of the indenture securities)



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                                   GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

              New York State Banking Department, State House, Albany, New York 12110.

              Board of Governors of the Federal Reserve System, Washington, D.C., 20551

              Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

              Federal Deposit Insurance Corporation, Washington, D.C., 20429.

         (b)  Whether it is authorized to exercise corporate trust powers.

              Yes.

Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.




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


Item 16.  List of Exhibits

          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see
Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

          2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

          4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to From T-1 filed in connection with Registration Statement No. 333-76439, which is incorporated by reference).

          5.  Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to From T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not applicable.

          9.  Not applicable.


                                 SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 11th day of January 2000.

                                        THE CHASE MANHATTAN BANK

                                          By /s/ W.B. Dodge
                                            --------------------------
                                             W.B. Dodge
                                             Vice President

                             Exhibit 7 to Form T-1

                                Bank Call Notice

                            RESERVE DISTRICT NO. 2
                     CONSOLIDATED REPORT OF CONDITION OF

The Chase Manhattan Bank
of 270 Park Avenue, New York, New York 10017 and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System,

at the close of business June 30, 1999, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                               DOLLAR AMOUNTS
ASSETS                                                              IN MILLIONS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and
   currency and coin ......................................           $ 13,119
   Interest-bearing balances ..............................              6,761
Securities: ...............................................
Held to maturity securities ...............................                892
Available for sale securities .............................             42,965
Federal funds sold and securities purchased under
   agreements to resell ...................................             32,277
Loans and lease financing receivables:
   Loans and leases, net of unearned income .....  $130,602
   Less: Allowance for loan and lease losses ....     2,551
   Less: Allocated transfer risk reserve ........         0
   Loans and leases, net of unearned income,       --------
       allowance, and reserve .............................            128,051
Trading Assets ............................................             41,426
Premises and fixed assets (including capitalized
   leases) ................................................              3,190
Other real estate owned ...................................                 28
Investments in unconsolidated subsidiaries and
   associated companies ...................................                182
Customers' liability to this bank on acceptances
   outstanding ............................................                901
Intangible assets .........................................              2,010
Other assets ..............................................             14,567
                                                                      --------
TOTAL ASSETS ..............................................           $286,369


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                                  LIABILITIES

Deposits
    In domestic offices........................................................  $101,979
    Noninterest-bearing........................................................  $ 42,241
    Interest-bearing...........................................................    59,738
                                                                                 --------
    In foreign offices, Edge and Agreement subsidiaries and IBF's..............    76,395
    Noninterest-bearing........................................................  $  4,645
    Interest-bearing...........................................................    71,750

Federal funds purchased and securities sold under agreements to repurchase.....    36,604
Demand notes issued to the U.S. Treasury.......................................     1,001
Trading liabilities............................................................    30,287

Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    With a remaining maturity of one year or less..............................     3,606
    With a remaining maturity of more than one year............................
    With a remaining maturity through three years..............................        14
    With a remaining maturity of more than three years.........................        91
Bank's liability on acceptances executed and outstanding.......................       901
Subordinated notes and debentures..............................................     5,427
Other liabilities..............................................................    11,247

TOTAL LIABILITIES..............................................................   267,552
                                                                                 --------
                                EQUITY CAPITAL

Perpetual preferred stock and related surplus..................................         0
Common Stock...................................................................     1,211
Surplus (exclude all surplus related to preferred stock).......................    11,016
Undivided profits and capital reserves.........................................     7,317
Net unrealized holding gains (losses) on available-for-sale securities.........      (743)
Accumulated net gains (losses) on cash flow hedges.............................         0
Cumulative foreign currency translation adjustments............................        16
TOTAL EQUITY CAPITAL...........................................................    18,817
                                                                                 --------
TOTAL LIABILITIES AND EQUITY CAPITAL...........................................  $286,369
                                                                                 ========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                   JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                   WALTER V. SHIPLEY       )
                                   WILLIAM B. HARRISON, JR.) DIRECTORS
                                   FRANK A. BENNACK, JR.   )


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